Exhibit 99.1

December 20, 2012

Contact:	Stephen P. Theobald
Executive Vice President and Chief Financial Officer
(757) 217-1000

EDDIE COOKE JOINS THE BANK OF HAMPTON ROADS
AS VICE PRESIDENT

Virginia Beach, Virginia, December 20, 2012:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for The Bank of Hampton Roads (“BHR”) and Shore Bank, today announced that Joseph E. (Eddie) Cooke has joined BHR as a Vice President and commercial lender serving the Outer Banks, North Carolina market.  Cooke will report to Chuck Parker, President, Outer Banks Market.

Douglas J. Glenn, President and Chief Executive Officer of the Company and Chief Executive Officer of BHR, said, “We welcome Eddie to our team.  He brings three decades of experience in commercial and small business lending and other financial services.  With the addition of Eddie, we continue our progress in building the premier community bank lending team in each of the regions we serve, providing a strong foundation for loan and deposit growth going forward.”

Prior to joining BHR, Cooke served as Vice President/City Executive at Southern Bank and Trust Company in Kill Devil Hills, NC.  From 1999 to 2005, he served as Assistant Vice President at Wachovia Bank, where he provided financial planning services for bank customers.  From 1996 to 1999, Cooke served in sales and sales management positions with Coggin Insurance Agency, Inc. and

Prudential Insurance and Financial Services.  From 1982 to 1996, he served in a variety of positions with Centura Bank, most recently as Assistant Vice President and retail and commercial lender.

Cooke earned a BA in Business Management and Economics from North Carolina State University.  He currently serves as President of the Outer Banks Forum for the Lively Arts and an Outer Banks Chamber of Commerce Ambassador.

Caution About Forward-Looking Statements
Certain statements made in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, including prospective statements about the performance of the Company’s personnel. Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 and other filings made with the SEC.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Virginia Beach, Virginia. The Company’s primary subsidiaries are The Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, The Bank of Hampton Roads operates banking offices in Virginia and North Carolina doing business as The Bank of Hampton Roads and Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through seven banking offices, ATMs and a recently opened loan production office in West Ocean City, Maryland. Through various affiliates, the Banks also offer mortgage banking services and investment products. Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol “HMPR.” Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

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